Exhibit 1.1
25,000,000 Common Units
EL PASO PIPELINE PARTNERS, L.P.
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
[Pricing Date], 2007
Lehman Brothers Inc.
Citigroup Global Markets, Inc.
Goldman, Sachs & Co.
UBS Securities LLC,
As Representatives of the several
     Underwriters named in Schedule I attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to sell 25,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”), to the underwriters (the “Underwriters”) named in Schedule I to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters options to purchase up to 3,750,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are referred to collectively herein as the “Units.”
          This is to confirm the agreement among the Partnership, El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Partnership (“MLP GP”), El Paso Pipeline LP Holdings, L.L.C., a Delaware limited liability company (“Holdings”), El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (“OLLC”) and El Paso Corporation, a Delaware corporation (“El Paso”) and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.
          It is understood and agreed to by all parties that the Partnership was formed by El Paso to acquire, own operate and develop natural gas transmission and storage assets that were previously owned and operated directly or indirectly by El Paso (the “Assets”), as more particularly described in the Preliminary Prospectus (as defined herein).
          It is further understood and agreed to by all parties hereto that as of the date hereof:

(i) El Paso directly owns 99% of the limited liability company interests in El Paso Pipeline Holding Co., L.L.C., a Delaware limited liability company (“El Paso LLC”) and indirectly, through a wholly owned subsidiary, owns the remaining 1% of the limited liability company interests in El Paso LLC;
(ii) El Paso LLC directly owns 100% of the limited liability company interests in MLP GP;
(iii) El Paso LLC directly owns 100% of the limited liability company interests in Holdings;
(iv) MLP GP directly owns a 2% general partner interest in the Partnership;
(v) Holdings directly owns a 98% limited partner interest in the Partnership;
(vi) the Partnership owns 100% of the limited liability company interests of OLLC;
(vii) MLP GP directly owns 100% of the limited liability company interests of WIC Holdings Company, L.L.C., a Delaware limited liability company (“WIC Holdings”);
(viii) MLP GP directly owns 100% of the limited liability company interests of El Paso Wyoming Gas Supply Company, L.L.C., a Delaware limited liability company (“EP WGSC”);
(ix) WIC Holdings directly owns a 50% limited partnership interest in Wyoming Interstate Company, Ltd., a Colorado limited partnership (“WIC”);
(x) EP WGSC directly owns a 50% limited partnership interest in WIC;
(xi) Holdings directly owns 100% of the limited liability company interests of EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP SNG”);
(xii) EPPP SNG directly owns a 10% general partnership interest in Southern Natural Gas Company, a Delaware general partnership (“SNG”);
(xiii) SNG directly owns 100% of the limited liability company interests of Southern Gas Storage Co., L.L.C., a Delaware limited liability company (“SGSC”);
(xiv) SGSC directly owns 50% of the outstanding capital stock of Bear Creek Storage Company, a Delaware corporation (“Bear Creek”);
(xv) SNG directly owns 100% of the limited liability company interests of SNG Finance Company, L.L.C., a Delaware limited liability company (“SNG Finance”);

(xvi) SNG Finance directly owns 100% of the limited liability company interests of SNG Funding Company, L.L.C., a Delaware limited liability company (“SNG Funding” and, together with SGSC, Bear Creek and SNG Finance, the “SNG Subsidiaries”);
(xvii) Holdings directly owns 100% of the limited liability company interests of EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP CIG” and, together with WIC Holdings, EP WGSC and EPPP SNG, the “Intermediate Subsidiaries”);
(xviii) EPPP CIG directly owns a 10% general partnership interest in Colorado Interstate Gas Company, a Delaware general partnership (“CIG” and, together with WIC and SNG, the “Operating Subsidiaries”);
(xix) CIG directly owns 100% of the limited liability company interests of WYCO Holding Co., L.L.C., a Delaware limited liability company (“WYCO Holding”);
(xx) WYCO Holding directly owns 50% of the limited liability company interests of WYCO Development LLC, a Colorado limited liability company (“WYCO Development”);
(xxi) CIG directly owns 100% of the limited liability company interests of CIG Finance Company, L.L.C., a Delaware limited liability company (“CIG Finance”);
(xxii) CIG Finance directly owns 100% of the limited liability company interests of CIG Funding Company, L.L.C., a Delaware limited liability company (“CIG Funding” and, together with WYCO Holding, WYCO Development and CIG Finance, the “CIG Subsidiaries”);
(xxiii) the Operating Subsidiaries together directly or indirectly own all of the Assets.
Prior to the date hereof, the Partnership and [ ] have entered into a $[750] million credit facility with [ ], and other lenders (the “Credit Facility”).
          It is further understood and agreed to by the parties hereto that the following transactions will occur on or prior to the Initial Delivery Date:
(i)	The parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which, (a) MLP GP will convey to the Partnership a portion of its limited liability company interest in each of WIC Holdings and EP WGSC with an aggregate value equal to 2% of the equity value of the Partnership immediately after the closing, as a capital contribution, in exchange for [ ] general partner units and all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); (b) MLP GP will convey the remainder of its limited liability company interests in each of WIC Holdings and EP

WGSC to the Partnership, as a capital contribution, in exchange for [ ] Common Units in the Partnership; (c) MLP GP will convey [ ] Common Units in MLP to El Paso LLC, as a distribution; (d) El Paso LLC will convey [ ] Common Units in the Partnership to Holdings, as a capital contribution; (e) Holdings will convey all of its member interests in EPPP CIG and EPPP SNG to the Partnership in exchange for [ ] Subordinated Units in MLP, [ ] Common Units in MLP and the right to receive [ ] million for reimbursement of certain capital expenditures.
(ii)	The public offering of the Firm Units contemplated hereby will be consummated.

(iii)	The Partnership will pay transaction expenses and distribute [ ] million in cash for reimbursement of certain capital expenditures.

(iv)	The parties thereto will enter into an omnibus agreement (the “Omnibus Agreement”), which will address the provision by El Paso and its affiliates of general and administrative services to the Partnership and certain indemnification matters.

(v)	The Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”).

(vi)	El Paso LLC will amend and restate its limited liability company agreement (as so amended and restated, the “El Paso LLC LLC Agreement”).

(vii)	MLP GP will amend and restate its limited liability company agreement (as so amended and restated, the “MLP GP LLC Agreement”).

(viii)	Holdings will amend and restate its limited liability company agreement (as so amended and restated, the “Holdings LLC Agreement”).

(ix)	OLLC will amend and restate its limited liability company agreement (as so amended and restated, the “OLLC LLC Agreement”).

(x)	The agreements of limited partnership, general partnership and limited liability company agreements of the Subsidiaries (as defined below) will be amended and restated to the extent necessary to reflect the matters and transactions described in the Contribution Agreement (as so amended and restated, the “Subsidiary Formation Agreements”).
The transactions contemplated in subsections (i) through (x) immediately above are referred to herein as the “Transactions.” In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The Contribution Documents, the Omnibus Agreement and the Credit Facility shall be collectively referred to as the “Transaction Documents.” The Operating Subsidiaries, the Intermediate Subsidiaries, the CIG Subsidiaries and the SNG Subsidiaries are referred to collectively herein as the “Subsidiaries.” El Paso LLC, MLP GP, Holdings, the Partnership, OLLC and the Subsidiaries are referred to collectively herein as the “Partnership Entities.” The Partnership Entities and El Paso are referred to collectively herein as the “El Paso Parties.”

The 26,181,049 Common Units and 24,815,054 Subordinated Units in the Partnership held by Holdings at the conclusion of the steps identified in subsection (i) above are referred to herein as the “Sponsor Units.” [TO BE FINALIZED/REVISED PENDING COMPLETION OF THE CONTRIBUTION AGREEMENT]
          1. Representations, Warranties and Agreements of the El Paso Parties. Each of the El Paso Parties jointly and severally represents, warrants and agrees that:
     (a) Registration; Definitions; No Stop Order. A registration statement on Form S-1 (File No. 333-145835) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933 (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
     (i) “Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Units;
     (ii) “Effective Date” means the date and time as of which such registration statement or any post-effective amendment or amendments thereto, was declared effective by the Commission;
     (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
     (iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations;
     (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed with the Commission or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations.
     (vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-145835) relating to the Units, as amended as of the

Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement. [Any reference herein to the term “Registration Statement” shall be deemed to include the abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations (the “Rule 462(b) Registration Statement”).]
Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (b) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
     (c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed and will conform in all material respects on each of the Effective Date and the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.
     (d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any

Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
     (g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement as of the Applicable Time.
     (i) Formation, Qualification and Authority. Each of the El Paso Parties has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of MLP GP, to act as general partner of the Partnership, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), securityholders’ equity, results of operations, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (j) Ownership of El Paso LLC. At each Delivery Date, El Paso will directly own 99% of the issued and outstanding limited liability company interests in El Paso LLC and indirectly, through a wholly-owned subsidiary, own 1% of the issued and outstanding limited liability company interests in El Paso LLC; such limited liability company interests will be duly authorized and validly issued in accordance with the El Paso LLC LLC Agreement and fully paid (to the extent required by the El Paso LLC LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and El Paso will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).
     (k) Ownership of MLP GP. At each Delivery Date, El Paso LLC will own 100% of the issued and outstanding limited liability company interests in MLP GP; such limited liability company interests will be duly authorized and validly issued in accordance with the MLP GP LLC Agreement and fully paid (to the extent required by the MLP GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and El Paso LLC will own such limited liability company interests free and clear of all Liens.
     (l) Ownership of the General Partner Interest in the Partnership. At each Delivery Date, MLP GP will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and MLP GP will own such general partner interest free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package).
     (m) Ownership of Holdings. At each Delivery Date, El Paso LLC will own 100% of the issued and outstanding limited liability company interests in Holdings; such limited liability company interests will be duly authorized and validly issued in accordance with the Holdings LLC Agreement and fully paid (to the extent required by the Holdings LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and El Paso LLC will own such limited liability company interests free and clear of all Liens.
     (n) Ownership of Sponsor Units and the Incentive Distribution Rights. Assuming no purchase by the Underwriters of Option Units on the Initial Delivery Date, at the Initial Delivery Date, after giving effect to the Transactions, Holdings will own the Sponsor Units and MLP GP will own 100% of the Incentive Distribution Rights; the

Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and Holdings will own the Sponsor Units and MLP GP will own the Incentive Distribution Rights, in each case free and clear of all Liens.
     (o) Valid Issuance of the Units; Capitalization. At the Initial Delivery Date or the Option Unit Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act. Capitalization. At the Delivery Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding Common Units of the Partnership will consist of 51,181,049 Common Units, 24,815,054 Subordinated Units and 1,550,941 General Partner Units; and other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partnership interests of the Partnership issued and outstanding.
     (p) Ownership of OLLC. At each Delivery Date, the Partnership will own 100% of the issued and outstanding limited liability company interests in OLLC; such limited liability company interests will have been duly authorized and validly issued in accordance with the OLLC LLC Agreement and will be fully paid (to the extent required under the OLLC LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package, including under the Credit Facility).
     (q) Ownership of the Subsidiaries. At each Delivery Date, all of the equity interests in each of the Subsidiaries will be owned as set forth on Exhibit A hereto; all of such equity interests will be duly and validly authorized and issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Subsidiaries (the “Organizational Agreements”), will be fully paid (to the extent required by the Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 18-607 and 18-804 of the Delaware LLC Act, (ii) Sections 17-607 and 17-804 of the Delaware LP Act or (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”)); and such equity interests will be owned as set forth on Exhibit A free and clear of all Liens (except for restrictions on transferability described in the Pricing Disclosure Package, including under the Credit Facility).

     (r) No Other Subsidiaries. Other than its direct or indirect ownership interests in OLLC and the Subsidiaries, the Partnership does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (s) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in of any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Except for such rights that have been waived or complied with, none of the filing of the Registration Statement, the consummation of the transactions contemplated by this Agreement or the Transaction Documents (including the Transactions), nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.
     (t) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the most recent Preliminary Prospectus and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. Each of the El Paso Parties has all requisite right, power and authority to execute and deliver this Agreement and to perform its respective obligations thereunder. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the El Paso Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the El Paso Parties of the Transaction Documents and the consummation of the transaction contemplated by this Agreement and the Transaction Documents to be completed on or prior to each Delivery Date has been validly taken.
     (u) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of El Paso, MLP GP, Holdings, the Partnership and OLLC.
     (v) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each Delivery Date:
     (i) The Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;
     (ii) the Partnership Agreement will have been duly authorized, executed and delivered by MLP GP and Holdings and will be a valid and legally binding agreement of MLP GP and Holdings, enforceable against each of them in accordance with its terms;

     (iii) the El Paso LLC LLC Agreement will have been duly authorized, executed and delivered by El Paso and will be a valid and legally binding agreement, enforceable against El Paso in accordance with its terms;
     (iv) the MLP GP Agreement will have been duly authorized, executed and delivered by El Paso LLC and will be a valid and legally binding agreement, enforceable against El Paso LLC in accordance with its terms;
     (v) the Holdings LLC Agreement will have been duly authorized, executed and delivered by El Paso LLC and will be a valid and legally binding agreement, enforceable against El Paso LLC in accordance with its terms;
     (vi) the OLLC LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement, enforceable against the Partnership in accordance with its terms;
     (vii) the Subsidiary Formation Agreements will have been duly authorized, executed and delivered by the parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms;
provided, however, that, with respect to each agreement described in this Section 1(u), the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any such agreements may be limited by applicable laws and public policy.
     (w) Sufficiency of the Contribution Documents. The Contribution Documents will be legally sufficient (i) to transfer or convey to the Partnership and its subsidiaries all equity interests in the Operating Subsidiaries as contemplated by the Pricing Disclosure Package and the Prospectus and (ii) to transfer or convey to the applicable Operating Subsidiaries all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Subsidiaries to conduct their operations in all material respects as contemplated by the Pricing Disclosure Package and the Prospectus, in each case subject to the conditions, reservations and limitations contained in the Contribution Documents. The Partnership and its subsidiaries, upon execution and delivery of the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
     (x) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement or the Transaction Documents by the El Paso Parties party hereto or thereto or (iii) the consummation of the transactions contemplated hereby and thereby (including the Transactions) (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the El Paso Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the El Paso Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the El Paso Parties or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the El Paso Parties (other than Liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate have a Material Adverse Effect or materially impair the ability of the El Paso Parties to consummate the Transactions.
     (y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the El Paso Parties is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, (iii) the execution and delivery of this Agreement or the Transaction Documents by the El Paso Parties party hereto or thereto and consummation by such El Paso Parties of the transactions contemplated hereby and thereby (including the Transactions), except for (A)  such consents, approvals and similar authorizations as may be required under the Securities Act, the Securities Exchange Act of 1934, (the “Exchange Act”) and (B) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the El Paso Parties to consummate the transactions (including the Transactions) provided for in this Agreement or the Transaction Documents.
     (z) No Defaults. None of the El Paso Parties (i) is in violation of its certificate of limited partnership, agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) or (iii), would, individually or in the aggregate have a Material Adverse Effect or materially impair the ability of the El Paso Parties to consummate the Transactions
     (aa) Conformity of Units to Description in the most recent Preliminary Prospectus and Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.
     (bb) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any adverse change in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, prospects or business of the Partnership Entities taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (cc) Conduct of Business. Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, since the date as of which information is given in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, or (iii) declared, paid or made any dividend or distribution on any class of security.
     (dd) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and most recent Preliminary Prospectus (i) comply in all material respects with the requirements under the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein at the dates or for the periods indicated, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved. The summary historical and pro forma financial and operating data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the most recent Preliminary Prospectus and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the most recent Preliminary Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which they have been derived. The other financial information of MLP GP and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of MLP GP, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby.
     (ee) Pro Forma Financial Statements. The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
     (ff) Statistical and Market-Related Data. The statistical and market-related data included under the captions “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the most recent Preliminary Prospectus are based on or derived from sources that the El Paso Parties believe to be reliable and accurate in all material respects.
     (gg) Independent Registered Public Accounting Firm. Ernst & Young LLP and PricewaterhouseCoopers LLP, who have audited the audited financial statements contained in the Registration Statement and the most recent Preliminary Prospectus, whose reports appear in the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letters referred to in Section 7(f) and 7(h) hereof, are, and were during the periods covered by the financial statements covered by such reports, independent registered public accounting firms within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (hh) Title to Properties. At each Delivery Date, each Partnership Entity will have good and indefeasible title to all its interests in real property, subject to recordation of individual conveyances and assignments, and good title to all its personal property (excluding easements or rights-of-way), in each case free and clear of all Liens except as described, and subject to the limitations contained, in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made by the Partnership and its subsidiaries; and all assets held under lease by the Partnership and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership and its subsidiaries.
     (ii) Rights-of-Way. At each Delivery Date, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the most recent Preliminary Prospectus, except for such rights of way the failure of which to have obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities to conduct their businesses in all material respects as currently conducted; at each Delivery Date, each Partnership Entity will have fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way; and none of such rights-of-way will contain any restriction that is materially burdensome to the Partnership Entities.
     (jj) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the most recent Preliminary Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and except for such consents which if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the most recent Preliminary Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (kk) Environmental Compliance. Except as described in the most recent Preliminary Prospectus, each of El Paso Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, (i) is, and at all times prior hereto was, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (ll) Insurance. At each Delivery Date, the El Paso Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the El Paso Parties are in full force and effect; the El Paso Parties are in compliance with the terms of such policies in all material respects; none of the El Paso Parties has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the El Paso Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the El Paso Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
     (mm) Intellectual Property. Each of El Paso Parties, with respect to the assets to be owned or leased by the Partnership Entities at the Initial Delivery Date, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no El Paso Party has received any notice of any claim of conflict with, any such rights of others.
     (nn) Litigation. Except as described in the most recent Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the El Paso Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (oo) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of MLP GP and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus and which is not so described.

     (pp) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the El Paso Parties, is imminent or threatened. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.
     (qq) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (rr) No Omitted Descriptions; Legal Proceedings. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the El Paso Parties has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—WIC—Financing Activities,” “Conflicts of Interest and Fiduciary Duties,” “Our Cash Distribution Policy and Restrictions on Distributions,” “The Partnership Agreement,” “Certain Relationships and Related Party Transactions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “Description of the Subordinated Units,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Underwriting,” “Business—Environmental Matters,” “Business—Legal Proceedings” and “Business—Regulatory Environment,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (ss) Books and Records. The Partnership Entities (i) make and keep accurate books and records and (ii) maintain and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership Entities’ financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership Entities’ assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership Entities’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (tt) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Partnership Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (uu) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, (i) none of the El Paso Parties has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the El Paso Parties to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the El Paso Parties, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (vv) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of MLP GP’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ww) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Citigroup Global Markets, Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any of the Partnership Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Partnership Entities, or their respective businesses or products.
     (xx) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(v), any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations, and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Citigroup Global Markets, Inc.
     (yy) Market Stabilization. None of MLP GP, the Partnership or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or to facilitate the sale or resale of the Units.
     (zz) Listing on the New York Stock Exchange. The Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
     (aaa) Investment Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the most recent Preliminary Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (bbb) Private Placement. The sale and issuance of the Sponsor Units to Holdings and the Incentive Distribution Rights to MLP GP are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.
     (ccc) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Partnership believes are the most important in the portrayal of the financial condition and results of operations of the Partnership and that require management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
     (ddd) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

     (eee) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
     (fff) ERISA. At each Delivery Date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (ggg) Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the El Paso Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (hhh) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the El Paso Parties, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (iii) Office of Foreign Assets Control. None of the Partnership Entities nor, to the knowledge of the El Paso Parties, any director, officer, agent, employee or affiliate of the any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          Any certificate signed by any officer of the El Paso Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.
          2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.
          In addition, the Partnership grants to the Underwriters an option to purchase up to 3,750,000 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.
          The price of the Firm Units and any Option Units purchased by the Underwriters shall be $[•] per Common Unit.
          The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.
          3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.
          It is understood that [•] Firm Units (the “Directed Units”) initially will be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. or any successor (the “NASD”) to directors, officers and employees of MLP GP and its affiliates (“Directed Unit Participants”) who have heretofore delivered to Citigroup Global Markets, Inc. offers to purchase Firm Units in form satisfactory to Citigroup Global Markets, Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Citigroup Global Markets, Inc. from the Partnership; provided that under no circumstances will Citigroup Global Markets, Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the most recent Preliminary Prospectus.
          The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
          4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on October [ ], 2007 or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by Lehman Brothers Inc.; provided that if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”
          Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between Lehman Brothers Inc., on behalf of the Underwriters, and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the

Option Units through the facilities of Depository Trust Company unless the Representatives shall otherwise instruct.
          5. Further Agreements of the El Paso Parties and the Underwriters. (a) Each of the El Paso Parties, jointly and severally, covenants and agrees to cause the Partnership:
     (i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
     (ii) Signed Copies of the Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters, upon request, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
     (iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;
     (iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;
     (v) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; to comply with all applicable requirements of Rule 433 of the Rules and Regulations with respect to any Issuer Free Writing Prospectus; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (vi) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158 of the Rules and Regulations);
     (vii) Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
     (viii) Lock-Up Period; Lock-Up Letters. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any other Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options or restricted units pursuant to plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnerships (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, and to cause El Paso, MLP GP, Holdings and the executive officers and directors of MLP GP to furnish to the Representatives, prior to the Initial Delivery Date, an executed letter, substantially in the form of Exhibit B hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. on behalf of the Underwriters, waive such extension in writing;
     (ix) To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus; and
     (x) In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent provided for in Section 5(a)(viii), and the Representatives will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of the Representatives, the Partnership will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time as is consistent with Section 5(a)(viii).

          (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from Permitted Issuer Information or issuer information referred to in clause (i).
          6. Expenses. Each of the El Paso Parties covenants and agrees, jointly and severally, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the El Paso Parties will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units, and the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) services provided by the transfer agent and registrar; (e) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (f) any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of sale of the Units; (g) the listing of the Units on the New York Stock Exchange or any other exchange; (h) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(vii) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representatives and officers of MLP GP and the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

          7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the El Paso Parties contained herein, to the performance by the El Paso Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) the El Paso Parties shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (b) No Underwriter shall have discovered and disclosed to any of the El Paso Parties on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary (in the case of the Prospectus or the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Transaction Documents, the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the El Paso Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) Andrews Kurth LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.
     (e) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the El Paso Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (f) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the PCAOB and that they have performed a review of the unaudited interim financial information made available by the El Paso Parties for the six-month period ended June 30, 2007 and as of June 30, 2007, in accordance with the Statement on Accounting Standards No. 100, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “E&Y Initial Letter”), the El Paso Parties shall have furnished to the Representatives a letter (the “E&Y Bring-down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, (ii) stating, as of the date of the E&Y Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the E&Y Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the E&Y Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the E&Y Initial Letter.
     (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (i) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “PwC Initial Letter”), the El Paso Parties shall have furnished to the Representatives a letter (the “PwC Bring-down Letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder, adopted by the Commission and the PCAOB, (ii) stating, as of the date of the PwC Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the PwC Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PwC Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the PwC Initial Letter.
     (j) MLP GP shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:
     (i) The representations, warranties and agreements of the El Paso Parties in Section 1 are true and correct on and as of such Delivery Date, and the El Paso Parties have complied with all its agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
     (iii) Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, whether or not arising from transactions in the ordinary course of business; and
     (iv) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;
     (k) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to any Partnership Entity’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
     (n) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
     (o) The Lock-Up Agreements between the Representatives and each of the parties listed on Schedule II hereto and, in the case of each participant in the Directed Unit Program, the lock-up agreement contained in the Directed Unit Program materials and delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
          8. Indemnification and Contribution.
     (a) Each of the El Paso Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the El Paso Parties (or based upon any written information furnished by the El Paso Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the El Paso Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.
     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the El Paso Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of MLP GP), officers and employees, and each person, if any, who controls any of the El Paso Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the El Paso Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e)). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 8(a) or 8(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the El Paso Parties under this Section 8 if (i) the El Paso Parties and the Underwriters shall have so mutually agreed; (ii) the Underwriters have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the El Paso Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the any of the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and any of the El Paso Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the El Paso Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b), 8(c) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the El Paso Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the El Paso Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the El Paso Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the El Paso Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the El Paso Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The El Paso Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The Underwriters severally confirm and the El Paso Parties acknowledge and agree that the statements regarding the delivery of Units by the Underwriters set forth on the cover page of the Prospectus, and the concession figure and the subsection relating to “Stabilization, Short Positions and Penalty Bids” by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the El Paso Parties by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.
     (f) The El Paso Parties shall, jointly and severally, indemnify and hold harmless Citigroup Global Markets, Inc. (including its directors, officers and employees) and each person, if any, who controls Citigroup Global Markets, Inc. within the meaning of Section 15 of the Securities Act (“Citigroup Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Citigroup Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any of the El Paso Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the El Paso Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Citigroup Entities. The El Paso Parties shall reimburse the Citigroup Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
          9. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any of the El Paso Parties, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the El Paso Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
          10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the El Paso Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(l) or 7(n) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
          11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the El Paso Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the El Paso Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the El Paso Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the El Paso Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the El Paso Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
          12. Research Analyst Independence. Each of the El Paso Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership or El Paso or the offering of the Units that differ from the views of their respective investment banking divisions. Each of the El Paso Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the El Paso Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the El Paso Parties by such Underwriters’ investment banking divisions. Each of the El Paso Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership or El Paso.
          13. No Fiduciary Duty. Each of the El Paso Parties acknowledges and agrees that in connection with this offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between any of the El Paso Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the El Paso Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the El Paso Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to any of the El Paso Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the El Paso Parties. Each of the El Paso Parties hereby waives any claims that any such entity may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Units.
          14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646.834.8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212.520.0421), (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: 212.816.7912); (iii) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004-2456, Attention: Syndicate Department; and (iv) UBS Securities LLC, 299 Park Avenue, New York, New York 10173, Attention: Legal Department (Fax: 212.821.4042); or
     (b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Robert W. Baker (Fax: •).
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The El Paso Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc., Citigroup Global Markets, Inc., Goldman, Sachs & Co. and UBS Securities LLC.
          15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the El Paso Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the El Paso Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the agreements and indemnities of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the El Paso Parties, the officers of the El Paso Parties who have signed the Registration Statement and any person controlling the El Paso Parties within the meaning of Section 15 of the Securities Act. No purchaser of any of the Units from any Underwriter shall be construed a successor by reason merely of such purchase. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Survival. The respective indemnities, representations, warranties and agreements of the El Paso Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          17. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
          18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the El Paso Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, L.L.C., its general partner

By:
Name:
Title:

EL PASO PIPELINE GP COMPANY, L.L.C.
By:
Name:
Title:

EL PASO PIPELINE LP HOLDINGS, L.L.C.
By:
Name:
Title:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.
By:
Name:
Title:

EL PASO CORPORATION
By:
Name:
Title:

Accepted:
Lehman Brothers Inc.
Citigroup Global Markets, Inc.
Goldman, Sachs & Co.
UBS Securities LLC,
For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto
By Lehman Brothers Inc.

By:
Authorized Representative
By Citigroup Global Markets, Inc.

By:
Authorized Representative
By Goldman, Sachs & Co.

By:
Authorized Representative
By UBS Securities LLC

By:
Authorized Representative

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Units

Lehman Brothers Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

UBS Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

Credit Suisse

RBC Capital Markets Corporation

Raymond James & Associates, Inc.

Tudor, Pickering & Co. Securities Inc.

TOTAL

Exhibit A
SCHEDULE II
PERSONS DELIVERING LOCK-UP AGREEMENTS
Directors

Officers

Unitholders

Exhibit A
SCHEDULE III
ORALLY CONVEYED PRICING INFORMATION
Number of Units: 25,000,000
Public offering price for the Units: $[      ] per common unit

Exhibit A
OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity Owned By:
WIC Holdings	100% of limited liability company interests owned by OLLC

EP WGSC	100% of limited liability company interests owned by OLLC

WIC	50% general partnership interest owned by WIC Holdings

50% general partnership interest owned by EP WGSC

EPPP SNG	100% of limited liability company interests owned by OLLC

SNG	10% general partnership interest owned by EPPP SNG

90% general partnership interest owned by El Paso SNG Holding Company, L.L.C.

SGSC	100% of limited liability company interests owned by SNG

Bear Creek	50% of the outstanding capital stock owned by SGSC

50% of the outstanding capital stock owned by Tennessee Storage Co.

SNG Finance	100% of limited liability company interests owned by SNG

SNG Funding	100% of limited liability company interests owned by SNG Finance

EPPP CIG	100% of limited liability company interests owned by OLLC

CIG	10% general partnership interest owned by EPPP CIG

90% general partnership interest owned by El Paso Noric Investments III, L.L.C.

WYCO Holding	100% of limited liability company interests owned by CIG

WYCO Development	50% of limited liability company interests owned by WYCO Holding

50% of limited liability company interests owned by [ ]

CIG Finance	100% of limited liability company interests owned by CIG

CIG Funding	100% of limited liability company interests owned by CIG Finance

Exhibit B
LOCK-UP LETTER AGREEMENT
Lehman Brothers Inc.
Citigroup Global Markets, Inc.
Goldman, Sachs & Co.
UBS Securities LLC,
As Representatives of the several
  Underwriters named in Schedule I to the Underwriting Agreement,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          The undersigned understands that you (the “Representatives”) and certain other firms (the "Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in El Paso Pipeline Partners, L.P., a Delaware limited partnership (the "Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the "Offering”).
          In consideration of the execution of the Underwriting Agreement by the Representatives on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership (except on Form S-8 in connection with option plans existing on the date hereof) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

          Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.
          In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
          It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
          The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
[Signature page follows]

2

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated:

3

EXHIBIT C
FORM OF OPINION OF ANDREWS KURTH LLP

Exhibit C